EXHIBIT 1.1

 Wells Fargo & Company

407,500,000 Shares of Common Stock (par value $1-2/3)

Underwriting Agreement

November 6, 2008

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Ladies and Gentlemen:

     Wells Fargo & Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Representatives (the “Representatives”), an aggregate of 407,500,000 shares of common stock, par value $1-2/3 per share (“Common Stock”), of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 61,000,000 shares of Common Stock (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Common Stock to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

     If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms.

     1.   Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

     (a)   The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on such Form as defined in Rule 405 under the Act (the file number of which is set forth in Schedule I hereto) for the registration of the Shares under the Act; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. Such registration statement, including any amendments thereto, became effective upon filing and no order suspending the effectiveness of such registration statement has been issued by the Commission and no proceeding for that purpose or pursuant to

Section 8A of the Act against the Company or related to the offering has been initiated or threatened by the Commission. The Company proposes to file with the Commission pursuant to Rule 424 under the Act a supplement to a form of prospectus included in such registration statement relating to the Shares in the form heretofore delivered to you. Such registration statement, including all exhibits thereto, as amended at the date of this Agreement, and including any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430B under the Act, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Basic Prospectus” and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the “Final Prospectus”. Any preliminary form of the Final Prospectus which has been or will be filed pursuant to Rule 424 is hereinafter called the “Preliminary Final Prospectus”. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

     (b)   As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus (it being understood and agreed that the only such information contained in the Registration Statement or Final Prospectus furnished by any Underwriter consists of such information described as such in a letter dated the Closing Date (the “Blood Letter”) delivered by the Representatives to the Company).

     (c)   At the Applicable Time (as defined in Section 1(g) below), the Disclosure Package (as defined in Section 1(g) below) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Blood Letter.

     (d)   (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption in Rule 163 under the Act, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Act. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

     (e)   At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

     (f)   Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in the Blood Letter.

     (g)   Certain Definitions. For purposes hereof:

     (i)    “Disclosure Package” shall mean (A) the Basic Prospectus, as amended and supplemented to the Applicable Time, (B) any Preliminary Final Prospectus, (C) the Issuer Free Writing Prospectuses and any other information identified in Schedule III hereto, and (D) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

     (ii)   “Applicable Time” shall mean the Applicable Time listed in Schedule I hereto.

     (iii)   “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

     (iv)  “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act, that (A) is required to be filed with the Commission by the Company or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Shares or the offering that does not reflect the final terms.

     (h)   The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Final Prospectus.

     (i)   Since the date of the most recent financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Disclosure Package and the Final Prospectus), material increase in the long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, management, financial condition, stockholders’ equity, results of operations or business prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, other than in the ordinary course of business; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except, in each case, as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

     (j)   KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

     (k)   The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except pursuant to plans discussed in, or except as otherwise described in or expressly contemplated by, the Disclosure Package and the Final Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final

Prospectus; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary (as hereinafter defined) owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and (except as provided in 12 U.S.C. § 55 in the case of Wells Fargo Bank, N.A.) non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

     (l)   The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Disclosure Package and the Final Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

     (m)  Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate would reasonably be expected to have a material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole; except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement, the Disclosure Package or the Final Prospectus that are not so described in the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) there are no contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package or the Final Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Disclosure Package and the Final Prospectus.

     (n)  The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

     (o)   The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no material weaknesses in the Company’s internal controls.

     (p)   Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the operations of the Company and its Significant Subsidiaries are and have been conducted at all times in accordance with the policies and procedures that are reasonably designed to ensure compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company conducts operations, and any similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

     (q)   The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.

     (r)   That certain Agreement and Plan of Merger by and between Wachovia and the Company dated as of October 3, 2008, as amended as of October 30, 2008 (the “Merger Agreement”), has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms; the Company is not in default under, nor has the Company breached or violated, the Merger Agreement in any manner; to the knowledge of the Company, no other party to the Merger Agreement is in default thereunder and no other party to such agreement has breached or violated such agreement in any manner.

     2.   Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule II hereto.

     In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the purchase price set forth on Schedule I hereto.

     If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number increased as set forth in Section 8 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

     The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part (but in no event shall the Underwriters exercise such option more than twice), on or before the thirtieth day following the date of the Final Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 8 hereof). Any such notice shall be given at least five business days prior to the date and time of delivery specified therein.

     The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Final Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

     3.   Delivery and Payment. Delivery of and payment for the Shares shall be made, in the case of the Underwritten Shares, at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Underwritten Shares being herein called the “Closing Date”) or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase the Option Shares

(such date and time of delivery and payment for the Option Shares being herein called an “Additional Closing Date”). Delivery of the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, shall be made to the Representatives for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company, against payment by the several Underwriters through the Representatives of the purchase price thereof in the manner set forth in Schedule I hereto. Delivery of the Shares will be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4.   Agreements. The Company agrees with the several Underwriters that:

     (a)   The Company will provide to counsel for the Underwriters one manually executed copy of the Registration Statement, including all exhibits thereto, in the form it became effective, and all amendments thereto. Prior to the Closing Date, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and the Company will not file any such proposed amendment or supplement to which you reasonably object promptly after notice thereof. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed pursuant to Rule 424(b) under the Act not later than the close of business on the second business day following the execution and delivery of this Agreement. The Company will promptly advise the Representatives (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Shares shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order preventing or suspending the use of any Preliminary Final Prospectus or Final Prospectus, the Company will promptly use its best efforts to obtain the withdrawal of such stop order.

     (b)   If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented and will, upon request of the

Representatives, amend or supplement the Disclosure Package to correct such statement or omission.

     (c)   If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company will promptly notify you and will, upon your request, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ request for, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d)   As soon as practicable, the Company will make generally available to its security holders an earnings statement or statements of the Company and its subsidiaries, which will satisfy the provisions of Section 11(a) of the Act.

     (e)   The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), as many copies of any Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus included in the Disclosure Package and any amendments thereof and supplements thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering and the expenses incurred in distributing the Final Prospectus to the Underwriters.

     (f)   The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not now so subject.

     (g)   For a period of 90 days after the date of the Final Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities Inc. The foregoing restriction shall not apply to (i) the Shares to be issued and sold hereunder, (ii) the grant or issuance of stock options or other securities pursuant to or in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants in effect on the date hereof or any employment contract, benefit plan or similar arrangement adopted after the date hereof to facilitate any merger or acquisition transaction described in the Disclosure Package and the Final Prospectus, (iii) sales or issuances of securities pursuant to contractually binding requirements or agreements in effect on the date hereof, including, but not limited to, the Merger Agreement, (iv) any issuance or commitment to issue securities in connection with any merger or acquisition transaction described in the Disclosure Package and the Final Prospectus or (v) any issuance that is the result of an exchange or conversion of any class or series of capital stock for any other series of capital stock pursuant to the terms of such capital stock in effect on the date hereof.

     (h)   The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

     (i)   The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such Free Writing Prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     (j)   The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees or other expenses

(including reasonable fees and disbursements of counsel for the Underwriters) in connection with qualification of the Shares for sale and determination of their eligibility for investment under the laws of such domestic and foreign jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Shares, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Shares and for expenses incurred in printing and distributing any Basic Prospectus, Preliminary Final Prospectus, the Free Writing Prospectuses included in Schedule III hereto or the Final Prospectus.

     5.   Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Shares on the Closing Date and the Option Shares on any Additional Closing Date, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date or any Additional Closing Date, as the case may be, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a)       No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice under Rule 401(g)(2) under the Act that would prevent its use, shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission; the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act not later than the close of business on the second business day following the execution and delivery of this Agreement; and any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act.

     (b)(i)   The Company shall have furnished to the Representatives the opinion of Mary E. Schaffner, Senior Company Counsel of the Company, dated the Closing Date or any Additional Closing Date, as the case may be, to the effect that:

     (A)   the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended; Wells Fargo Bank, National Association (“Wells Fargo Bank”) is a national banking association authorized to transact the business of banking under the National Bank Act of 1864, as amended; and WFC

Holdings Corporation (“WFC Holdings” and together with Wells Fargo Bank, the “Significant Subsidiaries”) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware;

     (B)   each of the Company and the Significant Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction which requires such qualification wherein it owns or leases any material properties or conducts any material business, except where the failure to so qualify would not have any material adverse effect upon the business, condition or properties of the Company and its subsidiaries, taken as a whole;

     (C)   all of the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. §55 in the case of Wells Fargo Bank) nonassessable, and are owned directly or indirectly by the Company free and clear of any perfected security interest and, to the knowledge of such counsel, any other security interests, claims, liens or encumbrances;

     (D)   the number and type of equity securities the Company is authorized to issue is as set forth in the Disclosure Package and the Final Prospectus; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Final Prospectus;

     (E)   to such counsel’s knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Disclosure Package or the Final Prospectus, other than as disclosed therein, and there is no contract or other document of a character required to be described or referred to in the Registration Statement or required to be filed as an exhibit thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the description thereof or references thereto are correct;

     (F)   neither the issue and sale of the Shares being delivered on the Closing Date or such Additional Closing Date, as the case may be, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will result in a breach of, or constitute a default under, any indenture or other agreement or instrument to which the Company or any Significant Subsidiary is a party or bound and which constitutes a material contract and is set forth as an exhibit to the Company’s most recent Annual Report on Form 10-K or any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or any

other indenture or material agreement or instrument known to such counsel and to which the Company or any Significant Subsidiary is a party or bound, the breach of which would have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole, or violate any order, law or regulation known to such counsel to be applicable to the Company or any Significant Subsidiary of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any Significant Subsidiary; nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Company;

     (G)   the statements in the Final Prospectus (other than statements furnished in writing to the Company by or on behalf of an Underwriter through the Representatives, it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter) under the captions “Description of Common Stock”, and “Underwriting” insofar as they purport to summarize certain provisions of documents or laws specifically referred to therein, are accurate summaries of such provisions or laws or of the sources from which such summaries were derived;

     (H)   the Shares conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the Shares have been duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; and holders of outstanding shares of common stock of the Company are not entitled to statutory or contractual preemptive rights in connection with the issuance of the Shares;

     (I)   each of this Agreement and the Merger Agreement has been duly authorized, executed and delivered by the Company;

     (J)   no consent, approval, authorization or order of any court or government agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the Blue Sky laws of any jurisdiction or FINRA regulations in connection with the purchase and distribution of the Shares by the Underwriters; and

     (K)   such counsel has no reason to believe that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading (other than the financial statements and related notes and other financial and financial reserve information and statistical and accounting data contained therein, as to which such counsel need express no opinion).

     in rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Minnesota and the Delaware General Corporation Law or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and its subsidiaries and public officials.

     (ii)   Wachtell, Lipton, Rosen & Katz shall have furnished to the Representatives, at the request of the Company, an opinion or opinions, satisfactory to the Representatives, substantially in the form of Annex A hereto.

     (c)   The Representatives shall have received from their counsel such opinion or opinions, dated the Closing Date or the Additional Closing Date, as the case may be, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Final Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as it requests for the purpose of enabling it to pass upon such matters.

     (d)   The Company shall have furnished to the Representatives a certificate of the Company, signed by any Senior Vice President or Executive Vice President and the principal financial or accounting officer of the Company, dated the Closing Date or any Additional Closing Date, as the case may be, to the effect that:

     (i)    the representations and warranties of the Company in Section 1 hereof are true and correct on and as of the Closing Date or such Additional Closing Date, as the case may be, with the same effect as if made on such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such Additional Closing Date, as the case may be;

     (ii)   no stop order suspending the effectiveness of the Registration Statement, as amended, or notice under Rule 401(g)(2) that would prevent its use, has been issued and no proceedings for that purpose have been instituted or threatened; and

     (iii)  since the date of the most recent financial statements included in the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition, financial or otherwise, earnings, business, properties or business prospects of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package or the Final Prospectus.

     (e)   On the date hereof and at the Closing Date and any Additional Closing Date, as the case may be, KPMG LLP, who has certified certain financial statements of the Company and its consolidated subsidiaries and of Wachovia and its consolidated subsidiaries, shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided, that the letters delivered on the Closing Date or such Additional Closing Date, as the case may be, shall use a “cut-off” date no more than five business days prior to such Closing Date or such Additional Closing Date, as the case may be.

     (f)   As of the Closing Date or any Additional Closing Date, as the case may be, there shall not have occurred since the date hereof any change in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or business prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Disclosure Package and the Final Prospectus, as amended or supplemented as of the date hereof, that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market or sell the Shares on the terms and in the manner contemplated by Disclosure Package or the Final Prospectus, as so amended or supplemented.

     (g)   No action shall have been taken, to the Company’s knowledge, and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or any Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

     (h)   The Shares to be delivered on the Closing Date or any Additional Closing Date, as the case may be, shall have been approved for listing on the Exchange, subject to official notice of issuance.

     (i)   The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the officers and directors of the Company specified on Schedule IV hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or any Additional Closing Date, as the case may be.

     (j)   The Merger Agreement shall be in full force and effect and the Company shall not be in default under or have breached or violated the Merger Agreement in any manner and, to the knowledge of the Company, no other party to the Merger Agreement shall be in default thereunder and no other such party shall have breached or violated the Merger Agreement in any manner.

     If (i) any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or (ii) any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled on, or at any time prior to, the Closing Date or any Additional Closing Date, as the case may be, by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

     6.   Reimbursement of Underwriters’ Expenses. If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of counsel and those described in Section 4(j) hereof) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

     7.   Indemnification and Contribution.

     (a)   The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party to the extent set forth below, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b)   Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives for use in the preparation of the documents referred to in the foregoing indemnity (it being understood and agreed that the only such information furnished by any Underwriter consists of such information described as such in the Blood Letter). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

     (c)   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental investigation), such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b) of this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a) or (b) of this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it shall wish, jointly, with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). In any such proceeding, any indemnified party shall have the right to obtain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate identified firm (in addition to any identified local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives in the case of parties to be indemnified pursuant to paragraph (a) of this Section 7 and by the Company in the case of parties to be indemnified pursuant to paragraph (b) of this Section 7. An indemnifying party shall not be liable for any settlement of any proceeding effected without its prior written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the indemnified party.

     (d)   To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, from the offering of such Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and each Underwriter, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and each Underwriter, on the other hand, in connection with the offering of such Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Underwriter in respect thereof. The relative fault of the Company, on the one hand, and each Underwriter, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Underwriter’s obligation to contribute pursuant to this Section 7 shall be several in the proportion that the number Shares the sale of which by such Underwriter gave rise to such losses, claims, damages or liabilities bears to the aggregate number of Shares the sale of which by all Underwriters gave rise to such losses, claims, damages or liabilities, and not joint.

     (e)   The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 7(d) hereof were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares referred to in Section 7(d) hereof that were offered and sold to the public through such Underwriter exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8.   Default by an Underwriter. If on the Closing Date or any Additional Closing Date, as the case may be, any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder on such date, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of shares of the Shares set forth opposite their names in Schedule II hereto bear to the aggregate number of shares of the Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date; provided, however, that in the event that the aggregate number of the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date shall exceed 10% of the aggregate number of the Shares to be purchased on the Closing Date or any Additional Closing Date, as the case may be, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of such Shares; provided further, that if the remaining Underwriters do not exercise their right to purchase such Shares and arrangements for the purchase of such Shares satisfactory to the Company and the Representatives are not made within 36 hours after such default, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on such Additional Closing Date, as the case may be, will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date or any Additional Closing Date, as the case may be, shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

     9.   Underwriter Representations and Agreements.   (a) Each Underwriter severally agrees that it will timely file with the Corporate Financing Department of the Financial Industry

Regulatory Authority (the “Association”) any documents required to be filed under Rules 2710 and 2720 of the Association’s Conduct Rules relating to the offering of the Shares.

       (b)   In the event that the offer or sale of the Shares by an Underwriter in any jurisdiction requires any action on the part of the Company in or with respect to such jurisdiction, such Underwriter represents and agrees that it will (i) inform the Company that the Company is required to take such action prior to the time such action is required to be taken, and (ii) cooperate with and assist the Company in complying with such requirements. Each Underwriter severally agrees that it will, to the best of its knowledge and belief, comply with all applicable securities laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the Shares or possesses or distributes any Preliminary Final Prospectus, the Final Prospectus, any Free Writing Prospectus or any other offering material relating to the Shares, and will use its reasonable efforts to obtain any required consent, approval or permission for its purchase, offer, sale or delivery of the Shares under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes any such purchases, offers, sales or deliveries.

     10.   Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Underwritten Shares on the Closing Date or, in the case of the Option Shares, prior to any Additional Closing Date, if prior to such time there shall have occurred any (i) suspension or material limitation of trading generally on the New York Stock Exchange or the NASDAQ Global Market or a material disruption in settlement services in the United States, (ii) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (iii) declaration of a general moratorium on commercial banking activities in California or New York by either Federal or state authorities, (iv) lowering of the rating assigned to any debt securities of the Company by any nationally-recognized securities rating agency or public announcement by any such rating agency that it has under surveillance or review, with possible negative consequences, its rating of any debt securities of the Company or (v) outbreak or escalation of hostilities in which the United States is involved, declaration of war by Congress or change in financial markets or calamity or crisis including, without limitation, an act of terrorism, that, in the judgment of the Representatives, is material and adverse and, in the case of any of the events described in clauses (i) through (v), such event, either alone or together with any other such event, makes it, in the judgment of the Representatives, impracticable to proceed with completion of the public offering of, or sale of and payment for, the Shares at the Closing Date or any Additional Closing Date, as the case may be.

     11.   Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

     12.   Notices. Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by facsimile, telex,

telecopier, or telegram and confirmed to the recipient, and any such notice shall be effective when received if sent to the Representatives, at the addresses specified in Schedule I hereto, or if sent to the Company, at 444 Market Street, MAC: 0195-171, San Francisco, California, 94111.

     13.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

     14.   No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company under this Agreement and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to the Company, in connection with the purchase and sale of the Shares pursuant to this Agreement or the process leading to such purchase and sale.

     15.   Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.

     16.   Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

     17.   Business Day. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is normally open for business.

     18.   Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

WELLS FARGO & COMPANY

By:	/s/ Paul Ackerman
Name: Paul Ackerman
Title: EVP & Treasurer

[Signature Page to Wells Fargo & Company Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the
date specified in Schedule I hereto.

J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC

Acting on behalf of themselves and as the
Representatives of the several Underwriters.

J.P. MORGAN SECURITIES INC.

By:	/s/ Elizabeth P. Myers
Name: Elizabeth P. Myers
Title: Managing Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

[Signature Page to Wells Fargo & Company Underwriting Agreement]

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Kenneth G. Pott
Name: Kenneth G. Pott
Title: Managing Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

UBS SECURITIES LLC

By:	/s/ Gary D. Howe
Name: Gary D. Howe
Title: Co-Head of Financial Institutions Americas

By:	/s/ Daniel S. Hoverman
Name: Daniel S. Hoverman
Title: Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Lear Beyer
Name: Lear Beyer
Title: Managing Director

[Signature Page to Wells Fargo & Company Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated November 6, 2008 (this “Agreement”)

Registration Statement No. 333-154876

Representatives, including addresses:

J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, New York 10017
Attention: Equity Syndicate Desk
Fax: (212) 622-8358

Goldman, Sachs & Co.
85 Broad Street, 20th Floor
New York, New York 10004
Attention: Registration Department
Fax: (212) 912-3000

Morgan Stanley & Co. Incorporated
1585 Broadway - Floor 4
New York, New York 10036
Attention: Equity Syndicate Desk
Fax: (212) 507-4075

UBS Securities LLC
299 Park Avenue
New York, New York 10171
Attention: Equity Syndicate Desk
Fax: (212) 821-3680

Wachovia Capital Markets, LLC
375 Park Avenue
New York, NY 10152
Attention: Legal Division
Fax: (212) 214-5911

Title, Purchase Price and Description of Shares:

Title: Common Stock

Par Value: $1-2/3 per share

Price to Public: $27.00 per share

I-1

Purchase price (include type of funds, if other than Federal Funds, and accrued distributions, if applicable):

$26.325 per share

Applicable Time: 5:10 P.M., New York City Time, November 6, 2008

Closing Date, Time and Location: 10:00 A.M., New York City Time, November 13, 2008, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, Worldwide Plaza, New York, NY 10019

I-2

SCHEDULE II

Number of Shares
Underwriter	to be purchased
J.P. Morgan Securities Inc	163,000,000
Goldman, Sachs & Co	48,900,000
Morgan Stanley & Co. Incorporated	48,900,000
UBS Securities LLC	48,900,000
Wachovia Capital Markets, LLC	20,375,000
Barclays Capital Inc	13,243,750
Credit Suisse Securities (USA) LLC	13,243,750
Deutsche Bank Securities Inc.	13,243,750
Merrill Lynch, Pierce, Fenner & Smith Incorporated	13,243,750
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC	3,667,500
RBC Capital Markets Corporation	3,667,500
Raymond James & Associates, Inc	3,667,500
Robert W. Baird & Co. Incorporated	3,667,500
Wells Fargo Securities, LLC	3,667,500
Blaylock Robert Van, LLC	1,018,750
CastleOak Securities, L.P.	1,018,750
Gardner Rich, LLC	1,018,750
Samuel A. Ramirez & Company, Inc	1,018,750
Utendahl Capital Group, LLC	1,018,750
The Williams Capital Group, L.P.	1,018,750
Total	407,500,000

II-1

SCHEDULE III

Free Writing Prospectuses Included in Disclosure Package

     Free Writing Prospectus filed by the Company pursuant to Rule 433 of the Act on November 5, 2008.

     Free Writing Prospectus filed by the Company pursuant to Rule 433 of the Act on November 6, 2008.

Pricing Information

Price to the public per share:

$27.00

Number of Shares sold:

407,500,000

III-1

SCHEDULE IV

Persons Subject to Lock-up Agreements

John S. Chen
Lloyd H. Dean
Susan E. Engel
Enrique Hernandez, Jr.
Robert L. Joss
Richard D. McCormick
Cynthia H. Milligan
Nicholas G. Moore
Philip J. Quigley
Donald B. Rice
Judith M. Runstad
Stephen W. Sanger
Susan G. Swenson
Michael W. Wright
Howard I. Atkins
David A. Hoyt
Richard M. Kovacevich
Richard D. Levy
Michael J. Loughlin
Mark C. Oman
James M. Strother
John G. Stumpf
Carrie L. Tolstedt
Julie M. White

IV-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

November 6, 2008

J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, NY 10172

Re: Wells Fargo & Company --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo & Company, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), of common stock, of the Company (the “Shares”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities Inc., on behalf of the Underwriters, the undersigned will not, during the period ending 60 days after the date of the Final Prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $1-2/3 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing restrictions shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or a member of the immediate family of the undersigned, (c) the transfer or intestate succession to the legal representatives or a member of the immediate family of the undersigned, (d) the sale pursuant to any contract, instruction or plan in effect on the date hereof that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “Plan”), (e) the establishment of any Plan provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for Common Stock, shall be made pursuant to a Plan prior to the expiration of the 60-day period if such Plan was established after the date hereof, (f) dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust, (g) the distribution to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned, (h) the disposition pursuant to a pledge in effect on the date hereof of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as security for a margin account pursuant to the terms of such account, and (i) the exercise pursuant to the Company’s stock option plans in effect on the date hereof effected by means of net share settlement or by the delivery or sale of shares of Common Stock of the Company held by the undersigned; provided that, in the case of any gift, disposition, transfer or distribution pursuant to clause (a) (other than in the case of charitable gifts to not-for-profit organizations), (b), (c) or (g), each donee, transferee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided further, that, in the case of any gift, disposition, Plan or distribution pursuant to clause (a), (b), (e) or (g), no filing by any party under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such gift, disposition, Plan or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above). For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of J.P. Morgan Securities Inc. on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the

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Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

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This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

By:
Name:
Title: